                            STOCK PURCHASE AGREEMENT

                                      AMONG

               IPS ASSOCIATES, INC. EMPLOYEE STOCK OWNERSHIP PLAN,

                                RED & BLUE, INC.

                                       AND

                                 EPICEDGE, INC.

                                 JANUARY 1, 2001

                                TABLE OF CONTENTS


                                                                         Page
                                                                         ----

1.     DEFINITIONS.........................................................1
2.     PURCHASE AND SALE OF TARGET SHARES..................................5
3.     REPRESENTATIONS AND WARRANTIES CONCERNING THE TRANSACTION...........6
4.     REPRESENTATIONS AND WARRANTIES CONCERNING THE TARGET................9
5.     PRE-CLOSING COVENANTS..............................................23
6.     POST-CLOSING COVENANTS.............................................25

8.     CONDITIONS TO OBLIGATION TO CLOSE..................................26
9.     REMEDIES FOR BREACHES OF THIS AGREEMENT............................28
10.    TAX MATTERS........................................................31
11.    ESCROW.............................................................32
12.    TERMINATION........................................................32
13.    MISCELLANEOUS......................................................33

                            STOCK PURCHASE AGREEMENT

          Agreement entered into as of January 1, 2001, by and among RED & BLUE, INC., a Delaware corporation (the "BUYER"), IPS Associates, Inc. Employee Stock Ownership Plan (the "ESOP") and EPICEDGE, INC., a Texas corporation (the "SELLER"). The Buyer, the ESOP and the Seller are referred to collectively herein as the "Parties."

          The Seller owns all of the outstanding shares of Class A and Class B common stock, no par value (the "TARGET SHARES"), of IPS Associates, Inc., a California corporation (the "TARGET").

          This Agreement contemplates two transactions in which (i) the ESOP will purchase from the Seller, and the Seller will sell to the ESOP, 191,126 Target Shares, in exchange for 607,023 shares of the Seller's common stock (the "SELLER'S COMMON STOCK"); and (ii) the Buyer will purchase from the Seller, and the Seller will sell to the Buyer, 2,726,822 Target Shares in exchange for cash and 143,323 shares of the Seller's Common Stock owned by the Buyer, subject to certain conditions.

          Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows.

     1. DEFINITIONS.

          "ADVERSE CONSEQUENCES" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

          "AFFILIATE" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

          "AFFILIATED GROUP" means any affiliated group within the meaning of Code Section 1504.

          "BASIS" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or is reasonably likely to form the basis for any specified consequence.

          "BUYER" has the meaning set forth in the preface above.

          "CLOSING" has the meaning set forth in Section 2(c) below.

          "CLOSING DATE" has the meaning set forth in Section 2(c) below.

          "CODE" means the Internal Revenue Code of 1986, as amended.

          "CONTROLLED GROUP OF CORPORATIONS" has the meaning set forth in Code
Section 1563.

          "COST OF SALES" means the direct costs of rendering services to clients, excluding labor costs and overhead. The cost of obtaining services from individual independent contractors, referred to by the parties as "freelancers," shall be excluded from the Cost of Sales.

          "DISCLOSURE SCHEDULE" has the meaning set forth in Section 4 below.

          "EMPLOYEE BENEFIT PLAN" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.

          "EMPLOYEE PENSION BENEFIT PLAN" has the meaning set forth in ERISA
Section 3(2).

          "EMPLOYEE WELFARE BENEFIT PLAN" has the meaning set forth in ERISA
Section 3(1).

          "ENVIRONMENTAL, HEALTH AND SAFETY LAWS" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health Act of 1970, each as amended, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "ESOP" has the meaning set forth in the preface above.

          "FIDUCIARY" has the meaning set forth in ERISA Section 3(21).

          "FINANCIAL STATEMENTS" has the meaning set forth in Section 4(g) below.

          "GAAP" means United States generally accepted accounting principles as in effect from time to time.

          "GROSS PROFIT" means the difference between Net Sales and directly attributable Costs of Sales calculated in accordance with the standard accounting principles currently employed by the Buyer and exclusive of any sales or similar taxes.

          "INDEMNIFIED PARTY" has the meaning set forth in Section 8(c) below.

          "INDEMNIFYING PARTY" has the meaning set forth in Section 8(c) below.

          "INTELLECTUAL PROPERTY" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof (including all goodwill associated therewith), and all applications, registrations and renewals in connection therewith, (c) all copyrightable works, all copyrights and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith,
(e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), and (g) all other proprietary rights.

          "KNOWLEDGE OF THE SELLER" means the actual knowledge of the Seller after reasonable investigation.

          "LIABILITY" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

          "LISTED CLIENTS" means the current and prospective clients of the Target as of the date of this Agreement as listed on Exhibit A.

          "LISTED RECEIVABLES" means the specific accounts receivable of the Target listed on Exhibit B.

          "MATERIAL ADVERSE EFFECT" means any event, condition, development or occurrence causing, resulting in or having (or with the passage of time likely to cause, result in or have) a material adverse effect on the financial condition, business, assets, prospects or results of operations of the Target, taken as a whole.

          "MERGER AGREEMENT" means the Agreement and the Plan of Merger dated as of June 6, 2000 among Seller, EDG Acquisition Corporation, the Target and certain stockholders of the Target, as amended on June 30, 2000.

          "MOST RECENT BALANCE SHEET" means the balance sheet contained within the Financial Statements.

          "MULTIEMPLOYER PLAN" has the meaning set forth in ERISA Section 3(37).

          "NET SALES" shall mean the full amount charged to clients by the Target for services rendered and products supplied, excluding sales taxes and after deducting any discounts or credits to which the client is entitled.

          "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past custom and practice since June 6, 2000, the date the parties entered into the Merger Agreement (the "MERGER DATE").

          "PARTY" has the meaning set forth in the preface above.

          "PERSON" means an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

          "PROFITS AFTER TAX" means net income after all expenses and all taxes.

          "PROHIBITED TRANSACTION" has the meaning set forth in ERISA Section 406 and Code Section 4975.

          "PURCHASE PRICE" has the meaning set forth in Section 2(b) below.

          "RED & BLUE, INC." has the meaning set forth in the preface above.

          "REPORTABLE EVENT" has the meaning set forth in ERISA Section 4043.

          "SECURITIES ACT" means the Securities Act of 1933, as amended.

          "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          "SECURITY INTEREST" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

          "SELLER" has the meaning set forth in the preface above.

          "SELLERS' CLOSING COSTS" means the aggregate amount of all professional fees and out-of-pocket transaction costs incurred by the Seller in connection with this Agreement on or prior to the Closing Date.

          "SELLERS' COMMON STOCK" has the meaning set forth in the preface above. "TANGIBLE NET WORTH" means the amount by which tangible assets exceed liabilities. Tangible assets means all assets other than goodwill, intellectual property rights and other assets which are generally deemed to be intangible assets under GAAP.

          "TARGET" has the meaning set forth in the preface above.

          "TARGET SHARES" has the meaning set forth in the preface above.

          "TAX" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section
59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

          "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

          "THIRD PARTY CLAIM" has the meaning set forth in Section 8(c) below.

     2. PURCHASE AND SALE OF TARGET SHARES.

          (a) BASIC TRANSACTION. On the Closing Date and subject to the terms and conditions of this Agreement, the ESOP and the Buyer agree to purchase from the Seller, and the Seller agrees, to sell to the ESOP and the Buyer, all of its Target Shares for the consideration specified in Section 2(b).

          (b) PURCHASE PRICE. The purchase transactions contemplated by this Agreement will be carried out in two steps. First, the ESOP will purchase from the Seller, and the Seller will sell to the ESOP, 191,126 Target Shares in exchange for 607,023 shares of the Seller's Common Stock. Second, the Buyer will: (i) pay the Seller cash in an amount equal to $6,150,000 (less any amount owed by Seller to IPS for any inter-company loan or advance, as set forth in
Section 2(b) of the Disclosure Schedule); and (ii) deposit 143,323 shares of the Seller's Common Stock into an escrow account with Sheppard, Mullin, Richter & Hampton LLP ("Escrow Account"), as consideration for the Target Shares, and the Seller will sell 2,726,822 Target Shares to the Buyer for such consideration. The combined consideration paid by the ESOP and the Buyer pursuant to Section 2(b)(i) and (ii) is hereafter referred to as the "PURCHASE PRICE."

          (c) THE CLOSING. The closing of the purchase transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Sheppard, Mullin, Richter & Hampton LLP in San Francisco, California, commencing at 9:00 a.m. following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date or location as the ESOP, Buyer and the Seller may determine (the "CLOSING DATE").

          (d) DELIVERIES AT THE CLOSING. At the Closing, (i) the Seller will deliver to the ESOP and the Buyer the various certificates, instruments and documents referred to in Section 7(a) below, (ii) the Buyer will deliver to the Seller the various certificates, instruments and documents referred to in
Section 7(b) below, (iii) the Seller will deliver to the ESOP and the Buyer stock certificates representing all of the Target Shares, endorsed in blank or accompanied by duly executed assignment documents, and (iv) the ESOP and the Buyer will deliver to the Seller (or deposit in to the Escrow Account as appropriate) the consideration required by Section 2(b) above to be paid at the Closing.

     3. REPRESENTATIONS AND WARRANTIES CONCERNING THE TRANSACTION.

          (a) REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller, represents and warrants to the ESOP and the Buyer that the statements contained in this Section 3(a) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3(a) with respect to Target, except as set forth in Annex A attached hereto.

               (i) AUTHORIZATION OF TRANSACTION. The Seller has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions. The Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any shareholder, government or governmental agency in order to consummate the transactions contemplated by this Agreement.

               (ii) NONCONTRAVENTION.

               (iii) Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject, or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Seller is a party or by which it is bound or to which any of its assets is subject.

               (iv) BROKERS' FEES. The Seller has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

               (v) TARGET SHARES. The Seller holds of record and owns beneficially the number of Target Shares set forth in Section 4(b) of the Disclosure Schedule, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims and demands. The Seller has no option or other right to acquire any Target Shares or other securities of the Target except as set forth in
Section 4(b) of the Disclosure Schedule. The Seller is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Seller to sell, transfer, or otherwise dispose of any capital stock of the Target (other than this Agreement). The Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Target.

          (b) REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer represents and warrants to the Seller that the statements contained in this Section 3(b) are correct and complete as of the Closing Date.

               (i) ORGANIZATION OF THE BUYER. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

               (ii) AUTHORIZATION OF TRANSACTION. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions. The Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

               (iii) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its certificate of incorporation or bylaws or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject.

               (iv) BROKERS' FEES. Other than certain consideration owed to Prestwick Partners, Inc., the Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

               (v) SELLER'S COMMON STOCK. The Buyer holds of record and owns beneficially the Seller's Common Stock, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims and demands. The Buyer is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Buyer to sell, transfer, or otherwise dispose of any of the Seller's Common Stock (other than this Agreement). The Buyer is not a party to any voting trust, proxy, or other agreement or understanding with respect to the Seller's Common Stock.

               (vi) INVESTMENT. The Buyer is not acquiring the Target Shares with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

     4. REPRESENTATIONS AND WARRANTIES CONCERNING THE TARGET. The Seller represents and warrants to the ESOP and the Buyer that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4), except as set forth in the disclosure schedule delivered by the Seller to the ESOP and the Buyer on the date hereof and initialed by the ESOP and the Buyer and the Seller (the "Disclosure Schedule"). Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty requires such a list or has to do with the existence of the document or other item itself). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 4.

          (a) ORGANIZATION, QUALIFICATION AND CORPORATE POWER. The Target is a corporation duly organized, validly existing and in good standing under the laws of the State of California and of each other jurisdiction, if any, where such qualification is required. The Target has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and to own and use the properties owned and used by it except for such failures to obtain such licenses, permits and authorizations that could not reasonably be expected to have a Material Adverse Effect. Section 4(a) of the Disclosure Schedule lists the directors and officers of the Target. The Seller has delivered to the ESOP and to the Buyer correct and complete copies of the articles of incorporation and bylaws of the Target (as amended to date). Since the Merger Date, the minute books (containing the records of meetings of the stockholders, the board of directors and any committees of the board of directors), the stock certificate book and the stock record books of the Target are accurate and complete. The Target is not in default under or in violation of any provision of its articles of incorporation or bylaws.

          (b) CAPITALIZATION. The entire authorized capital stock of the Target consists of 20,000,000 Target Shares. All of the issued and outstanding Target Shares have been duly authorized, are validly issued, fully paid and nonassessable, and are held of record by the Seller. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Target to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Target. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of the Target.

          (c) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Target is subject or any provision of the articles of incorporation or bylaws of the Target, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any material agreement, contract, lease, license, instrument, or other arrangement to which the Target is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). The Target does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

          (d) BROKERS' FEES. The Target has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

          (e) TITLE TO ASSETS. The Target has good and defensible Title to, or a valid leasehold interest in, the properties and assets used by it, located on its premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet.

          (f) SUBSIDIARIES. Except as set forth in Section 4(f) of the Disclosure Schedule, the Target neither controls directly or indirectly nor has any direct or indirect equity participation in any corporation, partnership, trust, limited liability company or other business association.

          (g) FINANCIAL STATEMENTS. Attached hereto as Exhibit C are the balance sheet, statement of operations and statement of stockholders' equity of the Target as of and for the period ended December 31, 2000 (the "FINANCIAL STATEMENTS"). The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the Target as of such date and the results of operations of the Target for such period, are correct and complete, and are consistent with the books and records of the Target (which books and records are correct and complete).

          (h) EVENTS SUBSEQUENT TO MERGER AGREEMENT. Except as set forth in
Section 4(h) of the Disclosure Schedule, since the Merger Agreement was signed on June 6, 2000, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of the Target. Without limiting the generality of the foregoing, since that date:

               (i) the Target has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

               (ii) other than licenses relating to the provision of services by the Target to its clients, the Target has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases and licenses) either involving more than $50,000 or outside the Ordinary Course of Business;

               (iii) no party (including the Target) has accelerated, terminated, modified, or canceled any agreement, contract, lease, or license (or series of related agreements, contracts, leases and licenses) involving more than $50,000 to which the Target is a party or by which it is bound;

               (iv) the Target has not imposed any Security Interest upon any of its assets, tangible or intangible;

               (v) the Target has not made any capital expenditure (or series of related capital expenditures) either involving more than $50,000 or outside the Ordinary Course of Business;

               (vi) the Target has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans and acquisitions) either involving more than $50,000 or outside the Ordinary Course of Business;

               (vii) the Target has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $25,000 singly or $50,000 in the aggregate;

               (viii) the Target has not delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

               (ix) the Target has not canceled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $50,000 or outside the Ordinary Course of Business;

               (x) the Target has not granted any license or sublicense of any rights under or with respect to any Intellectual Property;

               (xi) there has been no change made or authorized in the articles of incorporation or bylaws of the Target;

               (xii) the Target has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

               (xiii) the Target has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

               (xiv) the Target has not experienced any damage, destruction, or loss (whether or not covered by insurance) to its property involving more than $25,000 singly or $50,000 in the aggregate;

               (xv) the Target has not made any loan to, or entered into any other transaction with, any of its directors, officers and employees outside the Ordinary Course of Business;

               (xvi) the Target has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

               (xvii) the Target has not granted any increase in the base compensation of any of its directors, officers and employees outside the Ordinary Course of Business;

               (xviii) the Target has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers and employees (or taken any such action with respect to any other Employee Benefit
Plan);

               (xix) the Target has not made any other change in employment terms for any of its directors, officers and employees outside the Ordinary Course of Business;

               (xx) the Target has not made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

               (xxi) there has not been any other material occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving the Target; and

               (xxii) the Target has not committed to any of the foregoing.

          (i) LIABILITIES. The Target has no Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against the Target giving rise to any Liability), except for (i) Liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) or listed in Section 4(i) of the Disclosure Schedule, and (ii) Liabilities which have arisen after December 31, 2000, in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

          (j) LEGAL COMPLIANCE. Since the Merger Date, the Target has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against the Target alleging any failure so to comply.

          (k) TAX MATTERS.

               (i) The Target has not yet filed a United States federal or any state income Tax Return for the year ended December 31, 2000, and no such Tax Return has become due. Since the Merger Date, the Target has filed all other Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. Since the Merger Date, all Taxes accrued and due by the Target (whether or not shown on any Tax Return) have been paid. The Target currently is not the beneficiary of any extension of time within which to file any Tax Return. Since the Merger Date, no claim has ever been made by an authority in a jurisdiction where the Target does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of the Target that arose in connection with any failure (or alleged failure) to pay any Tax.

               (ii) Since the Merger Date, the Target has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

               (iii) To the Knowledge of the Seller, neither the Seller nor any director or officer (or employee responsible for Tax matters) of the Target expects any authority to assess any additional Taxes for any period since the Merger Date. There is no dispute or claim concerning any Tax Liability of the Target incurred since the Merger Date either (a) claimed or raised by any authority in writing to either the Seller or the Target, or (b) as to which the Seller and the directors and officers (and employees responsible for Tax matters) of the Target has Knowledge based upon contact with any agent of such authority. Section 4(k) of the Disclosure Schedule lists all federal, state, local and foreign income Tax Returns filed with respect to the Target for all taxable periods since the Merger Date. None of Target's Tax Returns have been audited, and none are currently the subject of audit. The Seller has delivered to the Buyer correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Target since the Merger Date.

               (iv) Since the Merger Date, the Target has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

               (v) Since the Merger Date, the Target has not filed a consent under Code Section 341(f) concerning collapsible corporations. Since the Merger Date, the Target has not made any payments, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code
Section 280G. Since the Merger Date, the Target has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). To the Knowledge of the Seller, the Target is not a party to any Tax allocation or sharing agreement. Since the Merger Date, the Target (a) has not been a member of an Affiliated Group filing a consolidated federal income Tax Return, and (b) has no Liability for the Taxes of any Person other than the Target) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

               (vi) The unpaid Taxes of the Target did not, as of December 31, 2000, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto).

          (l) REAL PROPERTY. The Target owns no real property. Section 4(l) of the Disclosure Schedule lists and describes briefly all real property leased or subleased to the Target. The Seller has delivered to the ESOP and the Buyer correct and complete copies of the leases and subleases listed in Section 4(l) of the Disclosure Schedule (as amended to date). With respect to each lease and sublease listed in Section 4(l) of the Disclosure Schedule:

               (i) the lease or sublease is legal, valid, binding, enforceable, and in full force and effect;

               (ii) the lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

               (iii) the Target is not, and to the Knowledge of the Seller, the other party to the lease or sublease is not, in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

               (iv) to the Knowledge of the Seller, no party to the lease or sublease has repudiated any provision thereof;

               (v) there are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease; and

               (vi) since the Merger Date, the Target has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold.

          (m) INTELLECTUAL PROPERTY.

               (i) The Target owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of the business of the Target as presently conducted. Each item of Intellectual Property owned or used by the Target immediately prior to the Closing hereunder will be owned or available for use by the Target on substantially the same terms and conditions immediately subsequent to the Closing hereunder. Since the Merger Date, the Target has taken all commercially reasonable actions to maintain and protect each item of Intellectual Property that it owns or uses.

               (ii) To the Knowledge of the Seller, the Target has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and, to the Knowledge of the Seller, none of the directors, officers or employees of the Target has since the Merger Date received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Target must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of the Seller, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Target since the Merger Date.

               (iii) Section 4(m)(iii) of the Disclosure Schedule identifies each patent or registration that has been issued to the Target with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which the Target has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which the Target has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). Section 4(m)(iii) of the Disclosure Schedule also identifies each trade name or unregistered trademark used by the Target in connection with its business. Except as otherwise set forth in Section 4(1)(iii) of the Disclosure Schedule, with respect to each item of Intellectual Property required to be identified in Section 4(l)(iii) of the Disclosure Schedule:

                    (A) the Target possesses all right, Title and interest in and to the item, free and clear of any Security Interest, license or other restriction;

                    (B) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                    (C) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of the Seller, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

                    (D) since the Merger Date, the Target has never agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

               (iv) Section 4(m)(iv) of the Disclosure Schedule identifies each item of Intellectual Property that any third party owns and that the Target uses pursuant to license, sublicense, agreement, or permission. The Seller has delivered to the Buyer correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date), other than "shrink wrap" licenses for any off-the-shelf software. Except as otherwise set forth in Section 4(m)(iv) of the Disclosure Schedule, with respect to each item of Intellectual Property required to be identified in Section 4(m)(iv) of the Disclosure Schedule:

                    (A) the license, sublicense, agreement or permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

                    (B) the license, sublicense, agreement or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on substantially the same terms following the Closing;

                    (C) to the Knowledge of the Seller, no party to the license, sublicense, agreement or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                    (D) to the Knowledge of the Seller, no party to the license, sublicense, agreement, or permission has repudiated any provision thereof;

                    (E) with respect to each sublicense, the representations and warranties set forth in subsections (a) through (d) above are true and correct with respect to the underlying license;

                    (F) the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                    (G) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of the Seller is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property;

                    (H) the Target has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission; and

                    (I) To the Knowledge of the Seller, since the Merger Date, the Target has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the operation of its business as presently conducted.

          (n) CONTRACTS. Section 4(n) of the Disclosure Schedule lists the following contracts and other agreements to which the Target is a party:

               (i) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $50,000 per annum;

               (ii) any agreement (or group of related agreements) for the purchase or sale of commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a material loss to the Target, or involve consideration in excess of $50,000;

               (iii) any agreement concerning a partnership or joint venture;

               (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $50,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

               (v) any agreement concerning confidentiality or noncompetition;

               (vi) any agreement with the Seller and its Affiliates (other than the Target);

               (vii) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers and employees;

               (viii) any collective bargaining agreement;

               (ix) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $50,000 or providing severance benefits;

               (x) any agreement under which it has advanced or loaned any amount to any of its directors, officers and employees outside the Ordinary Course of Business;

               (xi) any agreement under which the consequences of a default or termination could have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Target; or

               (xii) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $50,000.

Except as noted on the Disclosure Schedule, the Seller has delivered to the ESOP and to the Buyer a correct and complete copy of each written agreement listed in
Section 4(n) of the Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in Section 4(n) of the Disclosure Schedule. With respect to each such agreement: (a) the agreement is legal, valid, binding and enforceable against the Target and, to the Knowledge of the Seller, the other party thereto, and in full force and effect; (b) the agreement will continue to be legal, valid, binding and enforceable against the Target and, to the Knowledge of the Seller, the other party thereto, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (c) the Target is not, and to the Knowledge of the Seller no other party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under such agreement; and (d) to the Knowledge of the Seller, no party has repudiated any provision of the agreement.

          (o) NOTES AND ACCOUNTS RECEIVABLE. A list of all notes and accounts receivable of the Target is set forth in Section 4(o) of the Disclosure Schedules. Such accounts receivable are reflected properly on the Target's books and records and except as otherwise noted in Section 4(o) of the Disclosure Schedule, are valid receivables subject to no setoffs or counterclaims, are current and collectible at the face amount thereof, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the

Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Target.

          (p) POWERS OF ATTORNEY. There are no outstanding powers of attorney executed on behalf of the Target.

          (q) INSURANCE. Section 4(q) of the Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which the Target has been a party, a named insured, or otherwise the beneficiary of coverage at any time since the Merger
Date:

               (i) the name, address, and telephone number of the agent;

               (ii) the name of the insurer, the name of the policyholder, and the name of each covered insured;

               (iii) the policy number and the period of coverage;

               (iv) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

               (v) a description of any retroactive premium adjustments or other loss-sharing arrangements.

With respect to each such insurance policy: (a) the policy is legal, valid, binding, enforceable, and in full force and effect; (b) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on substantially the same terms following the consummation of the transactions contemplated hereby; (c) neither the Target nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (d) no party to the policy has repudiated any provision thereof. The Target has been covered since its formation by insurance in scope and amount customary and reasonable for the business in which it has engaged during the aforementioned period. Section 4(q) of the Disclosure Schedule describes any self-insurance arrangements affecting the Target.

          (r) LITIGATION. Section 4(r) of the Disclosure Schedule sets forth each instance in which the Target (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge, or (ii) is a party or, to the Knowledge of the Seller, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in
Section 4(r) of the Disclosure Schedule could reasonably be expected to result in any material adverse change in the business, financial condition, operations, results of operations, or reasonably anticipatable future prospects of the Target. The Seller does not believe that any such action, suit, proceeding, hearing, or investigation is reasonably likely to be brought or threatened against the Target.

          (s) EMPLOYEES. To the Knowledge of the Seller, no executive, key employee, or group of employees has any plans to terminate employment with the Target. Since the Merger Date, the Target has not been a party to or bound by any collective bargaining agreement, nor since the Merger Date has the Target experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. Since the Merger Date, the Target has not committed any unfair labor practice. Since the Merger Date, the Seller does not have any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Target.

          (t) EMPLOYEE BENEFITS.

               (i) Section 4(t) of the Disclosure Schedule lists each Employee Benefit Plan that the Target maintains or to which the Target contributes.

                    (A) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) has complied since the Merger Date, in form and in operation in all respects with the applicable requirements of ERISA, the Code, and other applicable laws.

                    (B) All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports and Summary Plan Descriptions) that were due after the Merger Date have been filed or distributed appropriately with respect to each such Employee Benefit Plan. The requirements of Part 6 of SubTitle B of Title 1 of ERISA and of Code Section 4980B applicable to events occurring on or after the Merger Date have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                    (C) All contributions (including all employer contributions and employee salary reduction contributions) which were due after the Merger Date have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of the Target. All premiums or other payments for all periods beginning on the Merger Date and ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                    (D) The Seller has delivered to the Buyer correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, if any, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

               (ii) With respect to each Employee Benefit Plan that the Target maintains or has ever maintained or to which it contributes, has ever contributed, or has ever been required to contribute since the Merger Date:

                    (A) Neither the Target nor any member of a Controlled Group of Corporations of which the Target is a member contributes to, has contributed to or been required to contribute to any Employee Benefit Plan that is subject to Section 412 of the Code, Section 302 of ERISA, or Title IV of ERISA.

                    (B) There have been no Prohibited Transactions with respect to the Employee Benefit Plan. No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to the Knowledge of the Seller, threatened. The Seller has no Knowledge of any Basis for any such action, suit, proceeding, hearing, or investigation.

               (iii) The Target does not contribute to, never has contributed to, and, to the Knowledge of the Seller, never has been required to contribute to any Multiemployer Plan and has no Liability (including withdrawal Liability) under any Multiemployer Plan.

               (iv) The Target does not maintain and, to the Knowledge of the Seller, has never maintained and does not contribute, and, to the Knowledge of the Seller, has never contributed, and never has been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code Section 4980B).

          (u) GUARANTIES. The Target is not a guarantor and is not otherwise liable for any Liability or obligation (including indebtedness) of any other Person. The Seller has guaranteed certain obligations of the Target as described on Exhibit D (the

"GUARANTEED OBLIGATIONS"). The description of the Guaranteed Obligations set forth on Exhibit D is true and correct and, without limiting the foregoing, in no case does the amount of any of the Guaranteed Obligations exceed the amount shown for such obligation on Exhibit D.

          (v) ENVIRONMENT HEALTH, AND SAFETY.

               (i) Since the Merger Date, the Target has complied with all Environmental, Health and Safety Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against the Target alleging any failure so to comply. Without limiting the generality of the preceding sentence, since the Merger Date, the Target has obtained and been in compliance with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all Environmental, Health and Safety Laws (collectively, "Requirement") except where the failure to obtain such permits, licenses and authorization or the failure to comply with such Requirements would not reasonably be expected to have a Material Adverse Effect.

               (ii) The Target has no Liability (and since the Merger Date, the Target has not handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could form the Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against the Target giving rise to any Liability) for damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health, and Safety Law.

          (w) TRANSACTION IS FAIR. The Seller's board of directors has unanimously concluded that the value of the consideration to be received by the Seller under the terms and conditions of this Agreement is reasonably equivalent to the value of all of the issued and outstanding common stock of the Target and that the transaction is fair from a financial point of view, to the Seller.

          (x) DISCLOSURE. The representations and warranties contained in this
Section 4 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 4 not misleading.

     5. PRE-CLOSING COVENANTS. The Parties agree as follows with respect to the period between the execution of this Agreement and the earlier of the Closing or termination of this Agreement.

          (a) GENERAL. Each of the Parties will use its best commercially reasonable efforts to take all action and to do all things reasonably necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 7 below).

          (b) NOTICES AND CONSENTS. The Seller will cause the Target to give any notices to third parties, and will cause the Target to use its best commercially reasonable efforts to obtain any third party consents, that the ESOP and the Buyer may request in connection with the matters referred to in Section 4(c) above. Each of the Parties will (and the Seller will cause the Target to) give any notices to, make any filings with, and use its best commercially reasonable efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Sections 3(a)(ii), 3(b)(iii) and 4(c) above.

          (c) OPERATION OF BUSINESS. The Seller will not cause or permit the Target to engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business without the prior written consent of the Buyer, which sent shall not be unreasonably withheld. Without limiting the generality of the foregoing, the Seller will not cause or permit the Target to
(i) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase or otherwise acquire any of its capital stock, or (ii) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in Section 4(h) above.

          (d) PRESERVATION OF BUSINESS. The Seller will cause the Target to keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers and employees.

          (e) FULL ACCESS. The Seller will permit, and the Seller will cause the Target to permit, representatives of the ESOP and the Buyer to have full access at all reasonable times, upon reasonable notice from Buyer to Seller and in a manner so as not to interfere with the normal business operations of the Target, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to the Target (collectively "Confidential Information") provided, however, that Buyer will keep such information confidential and shall not disclose any Confidential Information to any third party, other than to counsel to Buyer or other Authorized agents of the Buyer solely for purposes of the transactions contemplated by this Agreement.

          (f) CLIENTS. Subject to prior agreement as to timing and in conjunction with the Target, the Seller will permit, and the Seller will cause the Target to permit, representatives of the ESOP and the Buyer to speak or meet with the Target's clients prior to the Closing.

          (g) NOTICE OF DEVELOPMENTS. The Seller will give prompt written notice to the ESOP and the Buyer of any material adverse development causing a breach of any of the representations and warranties in Section 4 above. Each Party will give prompt written notice to the others of any material adverse development causing a breach of any of its own representations and warranties in Section 3 above. No disclosure by any Party pursuant to this Section 5(g), however, shall be deemed to amend or supplement Annex I, Annex II, or the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

     6. POST-CLOSING COVENANTS. The Parties agree as follows with respect to the period following the Closing.

          (a) General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 8 below). The Seller acknowledges and agree that from and after the Closing the Buyer will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to the Target.

          (b) LITIGATION SUPPORT. In the event and for so long as any Party is actively contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand, arising out of, or relating to or in connection with (i) any transaction contemplated under this Agreement, or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction involving the Target occurring after the Merger Date and on or prior to the Closing Date, each of the other Parties will cooperate with it and its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 8 below).

          (c) TRANSITION. The Seller will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Target from maintaining substantially the same business relationships with the Target after the Closing as it maintained with the Target prior to the Closing. The Seller will refer all customer inquiries relating to the business of the Target to the Buyer from and after the Closing.

     7. CONDITIONS TO OBLIGATION TO CLOSE.

          (a) CONDITIONS TO OBLIGATIONS OF THE ESOP AND THE BUYER. The obligation of the ESOP and the Buyer to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

               (i) the representations and warranties set forth in Section 3(a) and Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

               (ii) the Seller shall have performed and complied with all of the covenants hereunder in all material respects through the Closing;

               (iii) the Target shall have procured all of the third party consents specified in Section 5(b) above;

               (iv) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (a) prevent consummation of any of the transactions contemplated by this Agreement,
(b) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (c) affect adversely the right of the Buyer to own the Target Shares and to control the Target, or (d) affect adversely the right of the Target to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

               (v) the Seller's board of directors shall have received an opinion from a reputable and nationally recognized independent third party financial appraiser that the value of the consideration to be received by Seller under the terms and conditions of this Agreement is reasonably equivalent to the value of all the issued and outstanding common stock of the Target, and that the transaction is fair from a financial point of view to the Seller;

               (vi) the Seller and the Target shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in Sections 3(a)(ii) and 4(c) above;

               (vii) the Seller shall have delivered to the Buyer a document pursuant to which Jeff Sexton resigns as director of the Target;

               (viii) the Seller shall have provided written confirmation to the Buyer, that all vested stock options issued by the Seller to the employees of the Target shall remain exercisable for a 90-day period following the Closing Date;

               (ix) the Buyer shall be reasonably satisfied with the results of its due diligence investigation of the Target;

               (x) the lender to the ESOP and the trustee of the ESOP shall not object or otherwise take any steps to stop or materially modifythe terms and conditions of the transactions contemplated by this Agreement;

               (xi) the Seller shall have identified and disclosed to the ESOP an the Buyer in Section 2(b) of the Disclosure Schedule all intercompany loans or advances made between Seller and IPS;

               (xii) the Seller shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in Section 7(a)(i)-xi) is satisfied in all respects;

               (xiii) the Buyer shall have received an opinion from Jenkens & Gilchrist, counsel to the Seller, reasonably acceptable to the Buyer and the ESOP in form and substance as set forth in Exhibit E attached hereto, addressed to the Buyer and the ESOP, and dated as of the Closing Date; and

               (xiv) all actions to be taken by the Seller in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer.

The Buyer and the ESOP may waive any condition specified in this Section 7(a) if it executes a writing so stating at or prior to the Closing.

          (b) CONDITIONS TO OBLIGATION OF THE SELLER. The obligation of the Seller to consummate the transactions to be performed by the Seller in connection with the Closing is subject to satisfaction of the following conditions:

               (i) the representations and warranties set forth in Section 3(b) above shall be true and correct in all material respects at and as of the Closing Date;

               (ii) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

               (iii) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (a) prevent consummation of any of the transactions contemplated by this Agreement, or (b) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

               (iv) the Buyer shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in Sections 3(a)(ii), 3(b)(ii) and 4(c) above; (v) the Buyer shall have delivered to the Sellers a certificate to the effect that each of the conditions specified above in Section 7(b)(i)-(iv) is satisfied in all respects; and

               (vi) all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Seller.

The Seller may waive any condition specified in this Section 7(b) if the Seller executes a writing so stating at or prior to the Closing.

     8. REMEDIES FOR BREACHES OF THIS AGREEMENT.

          (a) SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of the Parties contained in this Agreement shall survive the Closing hereunder (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect for a period of one year thereafter.

          (b) INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE BUYER AND ITS AFFILIATES. Subject to Section 11(a) below, if the Seller breaches (or if any third party alleges facts that, if true, would mean the Seller has breached) any of its representations, warranties and covenants contained herein, the Seller agrees to indemnify the Buyer and each of its Affiliates from and against the entirety of any Adverse Consequences the Buyer and/or any of its Affiliates may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach); PROVIDED, HOWEVER, that the Seller will have indemnity obligations hereunder only if the Adverse Consequences suffered by the Buyer in the aggregate exceed $50,000, and if such obligations do exceed $50,000 in the aggregate the Seller will have indemnity obligations for all such Adverse Consequences up to a total of $1,000,000 in the aggregate until the first anniversary of the Closing Date.

          (c) MATTERS INVOLVING THIRD PARTIES.

               (i) If any third party shall notify Buyer with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against Seller under this Section 8, then the Buyer shall promptly notify the Seller thereof in writing; provided, however, that no delay on the part of the Buyer in notifying Seller shall relieve the Seller from any obligation hereunder unless (and then solely to the extent) the Seller thereby is prejudiced.

               (ii) Seller will have the right to defend the Buyer against the Third Party Claim with counsel of its choice reasonably satisfactory to the Buyer so long as (a) the Seller notifies the Buyer in writing within 15 days after the Buyer has given notice of the Third Party Claim that the Seller will indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (b) the Seller provides the Buyer with evidence reasonably acceptable to the Buyer that the Seller will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (c) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief likely to affect the continuing business interests of the Buyer, and (d) the Seller conducts the defense of the Third Party Claim actively and diligently.

               (iii) So long as the Seller is conducting the defense of the Third Party Claim in accordance with Section 8(c)(ii) above, (a) the Buyer may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (b) the Buyer will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Seller (not to be withheld unreasonably), and (c) the Seller will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Buyer (not to be withheld unreasonably).

               (iv) In the event any of the conditions in Section 8(c)(ii) above is or becomes unsatisfied, however, (a) the Buyer may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in good faith (and the Buyer need not consult with, or obtain any consent from, any Seller in connection therewith), (b) the Seller will reimburse the Buyer promptly and periodically for the costs of defending against the Third Party Claim (including attorneys' fees and expenses), and (c) the Seller will remain responsible for any Adverse Consequences the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 8.

          (d) DETERMINATION OF ADVERSE CONSEQUENCES. The Parties shall take into account the time cost of money (using ten percent (10%) as the discount rate) in determining Adverse Consequences for purposes of this Section 8. All indemnification payments under this Section 8 shall be deemed adjustments to the Purchase Price.

          (e) OFFSET AGAINST FUTURE PAYMENTS. To the extent that any amounts remain payable under Section 2(b) above, Buyer shall have the option of offsetting all or any part of any Adverse Consequences it may suffer (in lieu of seeking any indemnification to which it is entitled under this Section 8) by notifying the Seller that the Buyer is reducing any amount it may otherwise be required to pay under Section 2(b).

          (f) OTHER INDEMNIFICATION PROVISIONS. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy any Party may have for breach of representation, warranty, or covenant. The Seller hereby agrees that it will not make any claim for indemnification against the Target by reason of the fact that it was a shareholder or agent of the Target or was serving at the request of the Target, a partner, trustee, director, officer, employee, or agent of the Target (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim, or demand brought by the Buyer against such Seller (whether such action, suit, proceeding, complaint, claim, or demand is pursuant to this Agreement, applicable law, or otherwise).

     9. TAX MATTERS. The following provisions shall govern the allocation of responsibility as between Buyer and Seller for certain tax matters following the Closing Date:

          (a) TAX PERIODS ENDING ON OR AFTER DECEMBER 31, 2000. Buyer shall prepare or cause to be prepared and filed or cause to be filed all Tax Returns for the Target for all periods ending on or after December 31, 2000, which are filed after the Closing Date. Buyer shall permit Seller to review and comment on each such Tax Return described in the preceding sentence prior to filing. Seller shall reimburse Buyer for Taxes of the Target incurred after the Merger Date and before the Closing Date within fifteen (15) days after payment by Buyer or the Target of such Taxes to the extent such Taxes are not accrued on the Most Recent Balance Sheet.

          (b) COOPERATION ON TAX MATTERS.

               (i) Buyer, the Target and the Seller shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section 9 and any audit, litigation or other proceeding with respect to Taxes incurred after the Merger Date and before the Closing Date. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

               (ii) Buyer and the Seller further agree, upon request, to use their best commercially reasonable efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax incurred after the Merger Date and before the Closing Date that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

               (iii) Buyer and the Seller further agree, upon request, to provide the other party with all information that either Party may be required to report pursuant to Section 6043 of the Code and all Treasury Department Regulations promulgated thereunder pertaining to the period between the Merger Date and the Closing Date.

          (c) TAX SHARING AGREEMENTS. All tax sharing agreements or similar agreements with respect to or involving the Target shall be terminated as of the Closing Date and, after the Closing Date, the Target shall not be bound thereby or have any liability thereunder.

     10. ESCROW. Pursuant to the provisions set forth in Section 2(b)(ii), the Buyer will cause 143,323 shares of the Seller's Common Stock to be deposited into an Escrow Account maintained at Sheppard, Mullin, Richter & Hampton LLP. The shares are to be held in the Escrow Account until the earlier of: (a) the completion of an audit of the December 31, 2000 financial statements of the Target by an auditor mutually acceptable to the Buyer and the Seller; or (b) six months from the Closing Date. In the event that the net equity, revenues or net earnings of the Target for the period ended December 31, 2000 differs by more than $500,000 from the Financial Statements required by Section 4(g) and included hereto as Exhibit C, the Buyer may set off (the "Set Off") against the shares of the Seller's Common Stock in the Escrow Account at a value based upon the closing price of the Seller's Common Stock on the American Stock Exchange on the day before the Set Off. Immediately thereafter, the Seller shall take all reasonable steps to prepare and file with the SEC a Form S-3 resale registration statement covering all of the Set Off Shares.

     11. TERMINATION.


          (a) TERMINATION OF AGREEMENT. Certain of the Parties may terminate this Agreement as provided below:

               (i) the ESOP, the Buyer and the Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

               (ii) the ESOP or the Buyer may terminate this Agreement by giving written notice to the Seller on or before the Closing if there has been a material adverse change in the assets, business, financial condition or reasonably anticipatable future prospects of the Target after the date of this Agreement but before the Closing.

               (iii) the ESOP or the Buyer may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing (a) in the event the Seller has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the ESOP or the Buyer has notified the Seller of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (b) if the Closing shall not have occurred on or before February 5, 2001, by reason of the failure of any condition precedent under Section 7(a) hereof (unless the failure results primarily from the ESOP or the Buyer breaching any representation, warranty, or covenant contained in this Agreement); and

               (iv) the Seller may terminate this Agreement by giving written notice to the ESOP and the Buyer at any time prior to the Closing (a) in the event the ESOP or the Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Seller has notified the ESOP or the Buyer of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach, or (b) if the Closing shall not have occurred on or before February 5, 2001, by reason of the failure of any condition precedent under Section 7(b) hereof (unless the failure results primarily from the Seller breaching any representation, warranty, or covenant contained in this Agreement).

          (b) EFFECT OF TERMINATION. If any Party terminates this Agreement pursuant to Section 10(a) above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach).

     12. MISCELLANEOUS.

          (a) PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the Buyer and the Seller; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law (in which case the disclosing Party will use its reasonable best efforts to advise the other Party prior to making the disclosure).

          (b) NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

          (c) ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

          (d) SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the Buyer.

          (e) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

          (f) HEADINGS. The Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          (g) NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

       If to the Seller:         EpicEdge, Inc.
                                 3200 Wilcrest Drive, Suite 370
                                 Houston, Texas  77042-6018
                                 Attn:

       With a copy to:           Jenkens & Gilchrist, a Professional Corporation
                                 1445 Ross Avenue, Suite 3200
                                 Dallas, Texas  75202-2799
                                 Attn:  L. Steven Leshin, Esq.

       If to the Buyer:          William Kern
                                 and
                                 Steven A. Cinelli
                                 Prestwick Partners, Inc.
                                 c/o IPS Associates
                                 1680 Bayport
                                 San Carlos, CA

       With a copy to:           A. John Murphy, Esq.
                                 Sheppard, Mullin, Richter & Hampton LLP
                                 Four Embarcadero Center, 17th Floor
                                 San Francisco, CA 94111

       If to the ESOP:           Wells Fargo Bank, N.A.

                                 c/o Ms. Elyse Weise
                                 707 Wilshire Boulevard
                                 E2818-101
                                 Los Angeles, CA 90017

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

          (h) GOVERNING LAW AND JURISDICTION. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California. Each of the Parties submits to the jurisdiction of any state or federal court sitting in San Francisco, California, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought.

          (i) AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

          (j) SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

          (k) EXPENSES. The Buyer and the Sellers will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

          (l) CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

          (m) INCORPORATION OF EXHIBITS, ANNEXES, AND SCHEDULES. The Exhibits, Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a Part hereof.

          (n) SPECIFIC PERFORMANCE. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter in addition to any other remedy to which they may be entitled, at law or in equity.

          (o) POST CLOSING OBLIGATIONS OF SELLER. At the conclusion of the Closing, the Buyer will hold 325,000 shares of the Seller's Common Stock. For a period of one year after the Closing, the Buyer shall have a one time demand registration right pursuant to which the Buyer may request the registration of such shares. Upon receipt of such request, the Seller shall take all reasonable steps to prepare and file with the SEC a resale registration statement covering all such shares of Common Stock.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                              RED & BLUE, INC.

                              By: __________________________________

                              Title:___________________________________



                              IPS ASSOCIATES, INC. EMPLOYEE STOCK OWNERSHIP PLAN

                              By: ___________________________________

                              Title:__________________________________



                              EPICEDGE, INC.

                              By: ___________________________________

                              Title: __________________________________